Digital Turbine Reports Fourth Quarter and Fiscal 2021 Financial Results
Fourth Quarter Revenue of $95.1 Million Represented 142% Annual Growth; Fiscal 2021 Revenue of $313.6 Million Increased 126%
Fiscal 2021 GAAP EPS of $0.57 and Non-GAAP EPS of $0.74 More than Tripled Year-Over-Year, Showcasing Operating Leverage and Accelerating Profitability
Completion of Fyber Transaction Brings Full Ad-Tech Stack to the Digital Turbine Platform
Austin, TX – June 1, 2021 – Digital Turbine, Inc. (Nasdaq: APPS) announced financial results for the fiscal full year and quarter ended March 31, 2021. All operating results discussed below, except as otherwise specifically noted, refer only to the continuing operations of the Company, and all comparisons to prior periods have been adjusted to reflect only continuing operations. The Company completed its acquisition of Mobile Posse, Inc. (“Mobile Posse”), on February 28, 2020. All operating results discussed below include the contribution of Mobile Posse’s operations for the period from February 28, 2020 through March 31, 2020.
Recent Financial Highlights:
•Fiscal fourth quarter of 2021 revenue totaled $95.1 million, representing an increase of 142% as compared to total revenue reported in the fiscal fourth quarter of 2020. Application Media revenue increased 95% year-over-year to $67.2 million in the fiscal fourth quarter of 2021. Content Media revenue, which primarily included revenue related to the February 2020 acquisition of Mobile Posse, totaled $27.9 million in the fiscal fourth quarter of 2021.
•Fiscal year 2021 revenue totaled $313.6 million, representing annual growth of 126% as compared to fiscal year 2020 revenue of $138.7 million.
•GAAP net income for the fiscal fourth quarter of 2021 was $30.1 million, or $0.31 per share, as compared to GAAP net income of $14.0 million, or $0.15 per share for the fiscal fourth quarter of 2020. Non-GAAP adjusted net income1 for the fiscal fourth quarter of 2021 was $24.5 million, or $0.25 per share, as compared to Non-GAAP adjusted net income of $4.2 million, or $0.05 per share, in the fiscal fourth quarter of 2020.
•Non-GAAP adjusted EBITDA2 for the fiscal fourth quarter of 2021 was $22.5 million, as compared to Non-GAAP adjusted EBITDA of $5.3 million in the fiscal fourth quarter of 2020. Non-GAAP Adjusted EBITDA for full year fiscal 2021 totaled $75.6 million, representing 287% growth when compared to Non-GAAP Adjusted EBITDA of $19.6 million in fiscal year 2020.
•GAAP cash provided by operating activities totaled $14.2 million in the fiscal fourth quarter of 2021, inclusive of the payment of $10.3 million of excess contingent consideration related to the Mobile Posse acquisition earn-out provisions. Non-GAAP free cash flow3 totaled $21.9 million in the fiscal fourth quarter of 2021.

Digital Turbine, Inc. - Fourth Quarter and Fiscal 2021 Results
June 1, 2021

“Fiscal 2021 was a breakout year for Digital Turbine,” said Bill Stone, CEO. “We accelerated our revenue growth amid unprecedented global demand for our Applications Media and Content Media offerings. At the same time, we clearly demonstrated the compelling operating leverage inherent in our platform business model, as evidenced by a more than four-fold year-over-year increase in our non-GAAP Adjusted EBITDA to $22.5 million, and a more than five-fold year-over-year increase in our non-GAAP EPS to $0.25 in the fiscal fourth quarter. Profitable growth, via continued operational execution and strategic platform expansion, remains the primary focus for the Company.”
Mr. Stone concluded, “Coming off of the breakout performance in fiscal 2021, we are even more excited about fiscal 2022 and beyond. The combination of Digital Turbine, Appreciate, AdColony, and Fyber position us as a company with greater than $1 billion in profitable annualized revenue. This full ad-tech scale, combined with our independent approach and unique on-device technology, provide us with the opportunity to significantly increase our share of the $300+ billion mobile media advertising market.”
Fourth Quarter Fiscal 2021 Financial Results
Total revenue for the fourth quarter of fiscal 2021 was $95.1 million, representing an increase of 142% year-over-year. Application Media revenue increased 95% year-over-year to $67.2 million in the quarter, while Content Media revenue, which was primarily related to the February 2020 acquisition of Mobile Posse, totaled $27.9 million.
GAAP net income from continuing operations for the fourth quarter of fiscal 2021 was $30.1 million, or $0.31 per share, as compared to GAAP net income from continuing operations for the fourth quarter of fiscal 2020 of $14.0 million, or $0.15 per share. Non-GAAP adjusted net income1 for the fourth quarter of fiscal 2021 was $24.5 million, or $0.25 per share, as compared to Non-GAAP adjusted net income of $4.2 million, or $0.05 per share, during the fourth quarter of fiscal 2020.
Non-GAAP adjusted EBITDA2 was $22.5 million for the fourth quarter of fiscal 2021, as compared to Non-GAAP adjusted EBITDA of $5.3 million for the fourth quarter of fiscal 2020. The reconciliations between GAAP and Non-GAAP financial results for all referenced periods are provided in the tables immediately following the Unaudited Consolidated Statements of Cash Flows below.
Full Year Fiscal 2021 Financial Results
Revenue for fiscal 2021 totaled $313.6 million, representing an increase of 126% as compared to revenue of $138.7 million in fiscal 2020.
GAAP net income from continuing operations for fiscal 2021 was $54.9 million, or $0.57 per share, as compared to GAAP net income from continuing operations for fiscal 2020 of $14.3 million, or $0.16 per share. Non-GAAP adjusted net income1 for fiscal 2021 was $71.5 million, or $0.74 per share, as compared to Non-GAAP adjusted net income of $17.5 million, or $0.20 per share, in fiscal 2020.

Digital Turbine, Inc. - Fourth Quarter and Fiscal 2021 Results
June 1, 2021

Non-GAAP adjusted EBITDA2 was $75.6 million for fiscal 2021, as compared to Non-GAAP adjusted EBITDA of $19.6 million in fiscal 2020. The reconciliations between GAAP and Non-GAAP financial results for all referenced periods are provided in the tables immediately following the Unaudited Consolidated Statements of Cash Flows below.
Business Outlook
Based on information available as of June 1, 2021, the Company currently expects the following for the first quarter of fiscal 2022:
•Revenue of between $188 million and $192 million
•Non-GAAP adjusted EBITDA2 of between $32 million and $34 million
•Non-GAAP adjusted EPS1 of $0.31, based on approximately 100 million diluted shares outstanding
Please note that the business outlook above incorporates the results of AdColony beginning on April 29, 2021 (the closing date of the acquisition) and the results of Fyber beginning on May 25, 2021 (the closing date of the acquisition).
It is not reasonably practicable to provide a business outlook for GAAP net income from continuing operations because the Company cannot reasonably estimate the changes in stock-based compensation expense, which is directly impacted by changes in the Company’s stock price, any adjustment to the contingent earn-out provision, which will continue to be adjusted to fair value through the end of the earn-out period, or other items that are difficult to predict with precision.
As previously announced in recent Form 8-K filings, Digital Turbine, Inc. (the “Company”) has consummated multiple significant strategic acquisitions in April and May of 2021. In addition, the Company engaged a new independent registered public accounting firm in March of 2021, just prior to its March 31, 2021 fiscal year-end, to align with the growing scale and global profile of the Company. The acquisitions have utilized significant internal resources, which has impacted the Company’s ability to (a) provide all the necessary information to their auditors for them to complete the audit and (b) prepare related disclosures to be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021 (the “Form 10-K”). As a result, the Form 10-K cannot be filed within the required time period. The Company expects to file the Form 10-K within the fifteen-calendar day grace period, as provided by Rule 12b-25 of the Securities Exchange Act of 1934.
About Digital Turbine, Inc.
Digital Turbine simplifies content discovery and delivers relevant content directly to consumer devices. The Company’s on-demand media platform powers frictionless app and content discovery, user acquisition and engagement, operational efficiency and monetization opportunities. Digital Turbine’s technology platform has been adopted by more than 40 mobile operators and OEMs worldwide, and has delivered more than three billion app preloads for tens of thousands of advertising campaigns. The company is headquartered in Austin, Texas, with global offices in Arlington, Durham, Mumbai, San Francisco, Singapore and Tel Aviv. For additional information visit www.digitalturbine.com.

Digital Turbine, Inc. - Fourth Quarter and Fiscal 2021 Results
June 1, 2021

Conference Call
Management will host a conference call today at 4:30 p.m. ET to discuss its fourth quarter and full fiscal year 2021 financial results and provide operational updates on the business. To participate, interested parties should dial 855-238-2713 in the United States or 412-542-4111 from international locations. A webcast of the conference call will be available at ir.digitalturbine.com/events.
For those who are not able to join the live call, a playback will be available through June 8, 2021. The replay can be accessed by dialing 877-344-7529 in the United States or 412-317-0088 from international locations, passcode 10156739.
The conference call will discuss forward guidance and other material information.
Use of Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, Digital Turbine uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP adjusted net income and earnings per share (“EPS”), non-GAAP adjusted EBITDA and non-GAAP free cash flow. Reconciliations to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the tables below.
Non-GAAP measures are provided to enhance investors’ overall understanding of the Company's current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and the accompanying reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes non-GAAP measures facilitate management's internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
1Non-GAAP adjusted net income and EPS are defined as GAAP net income and EPS adjusted to exclude the effect of stock-based compensation, amortization of intangibles, adjustments in the earn-out liability associated with the Mobile Posse acquisition, changes in the fair value of derivatives associated with warrants issued in connection with the September 2016 convertible notes offering and transaction expenses. Readers are cautioned that non-GAAP adjusted net income and EPS should not be construed as an alternative to comparable GAAP net income figures determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

Digital Turbine, Inc. - Fourth Quarter and Fiscal 2021 Results
June 1, 2021

2Non-GAAP adjusted EBITDA is calculated as GAAP net income excluding the following cash and non-cash expenses: net interest income/(expense), adjustments in the earn-out liability associated with the Mobile Posse acquisition, income tax provision, depreciation and amortization, stock-based compensation expense, amortization of intangibles, the change in fair value of derivatives associated with warrants issued in connection with the September 2016 convertible notes offering, other expense, loss on extinguishment of debt and transaction expenses. Readers are cautioned that non-GAAP adjusted EBITDA should not be construed as an alternative to net income determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP.
3Non-GAAP free cash flow, which is a non-GAAP financial measure, is defined as net cash provided by operating activities (as stated in our Consolidated Statement of Cash Flows), excluding acquisition-related contingency payments, reduced by capital expenditures. Readers are cautioned that free cash flow should not be construed as an alternative to net cash provided by operating activities determined in accordance with U.S. GAAP as an indicator of profitability, performance or liquidity, which is the most comparable measure under GAAP.
Non-GAAP adjusted EBITDA, non-GAAP adjusted net income and EPS, and non-GAAP free cash flow are used by management as internal measures of profitability, performance and liquidity. They have been included because the Company believes that the measures are used by certain investors to assess the Company’s financial performance before non-cash charges and certain costs that the Company does not believe are reflective of its underlying business.
Forward-Looking Statements
This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including financial projections and growth in various products are forward-looking statements that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements. These factors and risks include:
•a decline in general economic conditions nationally and internationally
•decreased market demand for our products and services
•market acceptance and brand awareness of our products
•risks associated with indebtedness
•the ability to comply with financial covenants in outstanding indebtedness
•the ability to protect our intellectual property rights
•risks associated with adoption of our platform among existing customers (including the impact of possible delays with major carrier and OEM partners in the roll out for mobile phones deploying our platform)
•actual mobile device sales and sell-through where our platform is deployed is out of our control

Digital Turbine, Inc. - Fourth Quarter and Fiscal 2021 Results
June 1, 2021

•risks associated with our ability to manage the business amid the COVID-19 pandemic
•the impact of COVID-19 on our partners, digital advertising spend and consumer purchase behavior
•the impact of COVID-19 on our results of operations
•risks associated with new privacy laws, such as the European Union’s GDPR and similar laws which may require changes to our development and user interface for certain functionality of our mobile platform
•risks associated with the timing of our platform software pushes to the embedded bases of carrier and OEM partners
•risks associated with end user take rates of carrier and OEM software pushes which include our platform
•new customer adoption and time to revenue with new carrier and OEM partners is subject to delays and factors out of our control
•risks associated with fluctuations in the number of our platform slots across US carrier partners
•required customization and technical integration which may slow down time to revenue notwithstanding the existence of a distribution agreement
•risks associated with delays in major mobile phone launches, or the failure of such launches to achieve the scale
•customer adoption that either we or the market may expect
•the difficulty of extrapolating monthly demand to quarterly demand
•the challenges, given the Company’s comparatively small size, to expand the combined Company's global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA (as well as adjusted EBITDA)
•ability as a smaller company to manage international operations
•varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the Company's competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products
•changes in economic conditions and market demand
•rapid and complex changes occurring in the mobile marketplace
•pricing and other activities by competitors
•technology management risk as the Company needs to adapt to complex specifications of different carriers and the management of a complex technology platform given the Company's relatively limited resources
•risks and uncertainties associated with the integration of the acquisition of AdColony, including our ability to realize the anticipated benefits of the acquisition and the satisfaction of related earn-out provisions
•risks and uncertainties associated with the integration of the acquisition of Fyber, including our ability to realize the anticipated benefits of the acquisition and the satisfaction of related earn-out provisions
•risks associated with the failure or inability to pay the future consideration due in the AdColony and Fyber acquisitions
•challenges and risks associated with our rapid growth by acquisitions and resulting significant demands on our management and infrastructure
•challenges and risks associated with our global operations and related business, political, regulatory, operational, financial, and economic risks as a result of our global operations

Digital Turbine, Inc. - Fourth Quarter and Fiscal 2021 Results
June 1, 2021

•other risks including those described from time to time in Digital Turbine's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications.
You should not place undue reliance on these forward-looking statements. The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Investor Relations Contact:
Brian Bartholomew
Digital Turbine, Inc.
brian.bartholomew@digitalturbine.com
SOURCE: Digital Turbine, Inc.
Digital Turbine, Inc.

Digital Turbine, Inc. - Fourth Quarter and Fiscal 2021 Results
June 1, 2021

Digital Turbine, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share amounts)
(Unaudited)

	Three months ended March 31,		Year ended March 31,
	2021	2020	2021	2020
Net revenues	$95,082	$39,351	$313,579	$138,715
Costs of revenues and operating expenses
License fees and revenue share	55,673	23,591	178,649	83,588
Other direct costs of revenues	387	432	2,358	1,454
Product development	6,292	3,706	20,119	12,018
Sales and marketing	4,932	3,710	19,304	11,244
General and administrative	11,844	4,987	33,940	17,199
Total costs of revenues and operating expenses	79,128	36,426	254,370	125,503
Income from operations	15,954	2,925	59,209	13,212
Interest and other income / (expense), net
Change in estimated contingent consideration	(332)	—	(15,751)	—
Interest income / (expense)	(144)	(77)	(1,003)	41
Change in fair value of warrant liability	—	1,021	—	(9,580)
Loss on extinguishment of debt	(452)	—	(452)	—
Other income / (expense)	(95)	(223)	(146)	232
Total interest and other income / (expense), net	(1,023)	721	(17,352)	(9,307)
Income from continuing operations before income taxes	14,931	3,646	41,857	3,905
Income tax benefit	(15,125)	(10,381)	(13,027)	(10,375)
Income from continuing operations, net of taxes	30,056	14,027	54,884	14,280
Loss from discontinued operations	—	(209)	—	(380)
Loss from discontinued operations, net of taxes	—	(209)	—	(380)
Net income	30,056	13,818	54,884	13,900
Other comprehensive income / (loss)
Foreign currency translation adjustment	7	129	(312)	(235)
Comprehensive income	$30,063	$13,947	$54,572	$13,665
Basic net income per common share
Continuing operations	0.34	0.16	0.62	0.17
Discontinued operations	—	—	—	—
Basic net income per common share	$0.34	$0.16	$0.62	$0.17
Weighted-average common shares outstanding, basic	89,665	86,784	88,514	84,594
Diluted net income per common share
Continuing operations	0.31	0.15	0.57	0.16
Discontinued operations	—	—	—	—
Diluted net income per common share	$0.31	$0.15	$0.57	$0.16
Weighted-average common shares outstanding, diluted	97,582	91,875	96,151	89,558

Digital Turbine, Inc. - Fourth Quarter and Fiscal 2021 Results
June 1, 2021

Digital Turbine, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except par value and share amounts)
(Unaudited)

	March 31, 2021	March 31, 2020
ASSETS
Current assets
Cash	$30,778	$21,534
Restricted cash	340	125
Accounts receivable, net of allowances for credit losses of $5,488 and $4,059, respectively	61,985	33,135
Prepaid expenses and other current assets	4,282	3,653
Total current assets	97,385	58,447
Property and equipment, net	13,050	8,183
Right-of-use assets	3,495	4,237
Deferred tax assets, net	12,963	—
Intangible assets, net	53,300	43,882
Goodwill	80,176	69,262
TOTAL ASSETS	$260,369	$184,011
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$34,953	$31,579
Accrued license fees and revenue share	46,196	19,423
Accrued compensation	9,817	4,311
Accrued earn-out	—	23,735
Short-term debt, net of debt issuance costs of $443 and $62, respectively	14,557	1,188
Other current liabilities	5,626	2,573
Total current liabilities	111,149	82,809
Long-term debt, net of debt issuance costs of $— and $245, respectively	—	18,505
Other non-current liabilities	4,108	5,243
Total liabilities	115,257	106,557
Stockholders' equity
Preferred stock
Series A convertible preferred stock at $0.0001 par value; 2,000,000 shares authorized, 100,000 issued and outstanding (liquidation preference of $1)	100	100
Common stock
$0.0001 par value: 200,000,000 shares authorized; 90,685,553 issued and 89,949,847 outstanding at March 31, 2021; 88,041,240 issued and 87,306,784 outstanding at March 31, 2020	10	10
Additional paid-in capital	373,310	360,224
Treasury stock (754,599 shares at March 31, 2021 and March 31, 2020)	(71)	(71)
Accumulated other comprehensive loss	(903)	(591)
Accumulated deficit	(227,334)	(282,218)
Total stockholders' equity	145,112	77,454
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$260,369	$184,011

Digital Turbine, Inc. - Fourth Quarter and Fiscal 2021 Results
June 1, 2021

Digital Turbine, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three months ended March 31,
	2021	2020
Cash flows from operating activities
Net income from continuing operations, net of taxes	$30,056	$14,027
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,052	858
Non-cash interest expense	39	6
Stock-based compensation	1,308	666
Stock-based compensation for services rendered	283	173
Loss on disposal of fixed assets	—	(4)
Change in fair value of warrant liability	—	(1,021)
Loss on extinguishment of debt	255	—
Change in estimate of remaining contingent consideration	332	—
Payment of contingent consideration in excess of amounts capitalized at acquisition	(10,332)	—
(Increase) / decrease in assets:
Accounts receivable, gross	1,368	1,762
Allowance for credit losses	570	2,660
Prepaid expenses and other current assets	(2,284)	82
Deferred tax assets	(12,952)	—
Right-of-use asset	312	171
Increase / (decrease) in liabilities:
Accounts payable	(4,460)	10,260
Accrued license fees and revenue share	9,643	(3,689)
Accrued compensation	1,195	806
Other current liabilities	(2,552)	(2,419)
Other non-current liabilities	(650)	(10,823)
Net cash provided by operating activities - continuing operations	14,183	13,515
Net cash used in operating activities - discontinued operations	—	(2,148)
Net cash provided by operating activities	14,183	11,367

Cash flows from investing activities
Capital expenditures	(2,659)	(1,666)
Acquisition of Appreciate, net of cash	(20,348)	—
Acquisition of Mobile Posse, net of cash	(288)	(41,872)
Net cash used in investing activities	(23,295)	(43,538)

Cash flows from financing activities
Proceeds from borrowings	15,000	20,000
Payment of debt issuance costs	(469)	(313)
Payment of contingent consideration	1	—
Options and warrants exercised	1,282	135
Repayment of debt obligations	(19,250)	—
Net cash provided by / (used in) financing activities	(3,436)	19,822

Effect of exchange rate changes on cash	7	129

Net change in cash	(12,541)	(12,220)

Cash and restricted cash, beginning of year	43,659	33,879

Cash and restricted cash, end of year	$31,118	$21,659

Digital Turbine, Inc. - Fourth Quarter and Fiscal 2021 Results
June 1, 2021

GAAP INCOME FROM OPERATIONS TO NON-GAAP GROSS PROFIT
(in thousands)
(Unaudited)

	Three months ended March 31,		Year ended March 31,
	2021	2020	2021	2020
Continuing operations
Net revenues	$95,082	$39,351	$313,579	$138,715
Income from operations	15,954	2,925	59,209	13,212
Add-back items:
Product development	6,292	3,706	20,119	12,018
Sales and marketing	4,932	3,710	19,304	11,244
General and administrative	11,844	4,987	33,940	17,199
Depreciation of software included in other direct costs of revenue	387	431	2,357	1,454
Non-GAAP gross profit from continuing operations	$39,409	$15,759	$134,929	$55,127
Non-GAAP gross profit percentage from continuing operations	41%	40%	43%	40%

GAAP NET INCOME TO NON-GAAP ADJUSTED NET INCOME
(in thousands)
(Unaudited)

	Three months ended March 31,		Year ended March 31,
	2021	2020	2021	2020
Continuing operations
Net income from continuing operations	$30,056	$14,027	$54,884	$14,280
Add-back items:
Stock and stock option compensation	1,591	839	5,877	3,353
Amortization of intangibles	766	218	2,776	218
Adjustment for estimated earn-out liability	332	—	15,751	—
Change in fair value of warrant liability	—	(1,021)	—	9,580
Tax adjustment (1)	(11,154)	(10,552)	(11,154)	(10,552)
Transaction expenses	2,951	657	3,413	657
Non-GAAP adjusted net income from continuing operations	$24,542	$4,168	$71,547	$17,536
Non-GAAP adjusted net income per share from continuing operations	$0.25	$0.05	$0.74	$0.20
Weighted-average common shares outstanding, diluted	97,582	91,875	96,151	89,558
(1) Valuation allowance release

Digital Turbine, Inc. - Fourth Quarter and Fiscal 2021 Results
June 1, 2021

GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA
(in thousands)
(Unaudited)

	Three months ended March 31,		Year ended March 31,
	2021	2020	2021	2020
Continuing operations
Net income from continuing operations	$30,056	$14,027	$54,884	$14,280
Add-back items:
Stock and stock option compensation	1,591	839	5,877	3,353
Amortization of intangibles	766	218	2,776	218
Depreciation expense	1,286	620	4,338	2,124
Interest (income) / expense, net	144	77	1,003	(41)
Other (income) / expense, net	95	223	146	(245)
Change in fair value of contingent liability	332	—	15,751	—
Change in fair value of warrant liability	—	(1,021)	—	9,580
Loss on extinguishment of debt	452	—	452	—
Income tax benefit	(15,125)	(10,381)	(13,027)	(10,375)
Transaction expenses	2,951	657	3,413	657
Non-GAAP adjusted EBITDA from continuing operations	$22,548	$5,259	$75,613	$19,551

GAAP CASH FLOW FROM OPERATING ACTIVITIES FROM CONTINUING OPERATIONS TO NON-GAAP FREE CASH FLOW FROM CONTINUING OPERATIONS
(in thousands)
(Unaudited)

	Three months ended March 31,
	2021	2020
Net cash provided by operating activities - continuing operations	$14,183	$13,515
Capital expenditures	(2,659)	(1,666)
Payment of contingent consideration in excess of amounts capitalized at acquisition	10,332	—
Non-GAAP free cash flow provided by continuing operations	$21,856	$11,849